UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 10, 2011

YONGYE INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-143314	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC
(Address Of Principal Executive Offices) (Zip Code)

+86 10 8232 8866
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Current Report on Form 8-K, originally filed on June 10, 2011, is being amended to disclose the decision of Yongye International, Inc. (the “Company”) on the frequency of advisory shareholder votes on the compensation of executives, as required by section 14A(a)(2) of the Securities Exchange Act of 1934.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 10, 2011, the Company held the Company’s 2011 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders reelected each of the following nominees to the board of directors of the Company for a one-year term: Zishen Wu, Taoran Sun, Qiang Zhao, Xiaochuan Guo, Sean Shao, Xindan Li and Rijun Zhang. Additionally, the stockholders ratified the appointment of KPMG as the Company’s independent auditors for the fiscal year ending December 31, 2010 and approved by advisory vote the compensation paid to the Company’s named executive offices, as disclosed under the caption Election of Directors—Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the Company’s filings with the SEC, and how frequently the Company should seek such an advisory vote on the compensation of the Company’s named executive officers.

With respect to the advisory vote on frequency of advisory vote on executive compensation, the stockholders voted that such an advisory vote should be taken every three years. The Company has decided, in light of such advisory vote, to include an advisory stockholder vote on the compensation of executives in its proxy materials every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2011	YONGYE INTERNATIONAL, INC.

	By:	/s/ Sam Yu
	Name:	Sam Yu
	Title:	Chief Financial Officer